Exhibit 24
                                POWER OF ATTORNEY


         The undersigned, a Director of American Standard Companies Inc., a Delaware corporation (the "Corporation"), does hereby constitute and appoint Richard A. Kalaher and Frederick C. Paine, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution, to execute and deliver in his name and on his behalf:

                  a. A Registration Statement of the Corporation on Form S-8, to be filed with the Securities and Exchange Commission (the "SEC") for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), one million shares of the common stock, par value $.01 per share, of the Corporation (the "Securities"), to be offered for sale to employees of the Corporation pursuant to the Corporation's Employee Stock Purchase Plan; and

                  b. Any and all supplements and amendments (including, without limitation, post-effective amendments) to such Registration Statement;

and any and all other documents and instruments in connection with the offering and sale of the Securities which such attorneys-in-fact and agents, or any one of them, deem necessary or advisable to enable the Corporation to comply with
(a) the Securities Act and the other federal securities laws of the United States of America (including, without limitation, the Securities Exchange Act of
1934) and the rules, regulations and requirements of the SEC in respect of any thereof, (b) the securities or Blue Sky laws of any state or other governmental subdivision of the United States of America, (c) the rules and regulations of the New York Stock Exchange or any other national or foreign securities exchange or authorized interdealer quotation system, (d) the requirements of the National Association of Securities Dealers, Inc. and (e) the securities laws of any foreign jurisdiction, including, without limitation, Canada; and the undersigned does hereby ratify and confirm as his own acts and deeds all that such attorneys-in-fact and agents, and each of them, shall do or cause to be done by virtue hereof.

         Each one of such attorneys-in-fact and agents shall have, and may exercise, all of the powers hereby conferred.

         IN WITNESS WHEREOF, the undersigned has hereunto subscribed this power of attorney this 19th day of November, 1997.

                  /s/  Emmanuel A. Kampouris        /s/  Horst Hinrichs

                  /s/  George H. Kerckhove          /s/  Joseph S. Schuchert

                  /s/  Roger W. Parsons             /s/  J. Danforth Quayle

                  /s/  David M. Roderick